Exhibit 99.1

Mr. Amazing Loans Corporation (Previously IEG Holdings Corporation)

Announces Name and Ticker Symbol Change

Las Vegas, Nevada – (May 3, 2018) – Mr. Amazing Loans Corporation (“Mr. Amazing Loans”) (OTCQB:MRAL) announces that effective April 30, 2018, its corporate name changed from IEG Holdings Corporation to Mr. Amazing Loans Corporation. In connection with its name change, Mr. Amazing Loans’ ticker symbol changed from IEGH to MRAL. For more information about Mr. Amazing Loans, visit the new Investor Relations website at https://ir.mramazingloans.com.

About Mr. Amazing Loans Corporation

Mr. Amazing Loans Corporation is a Securities and Exchange Commission (the “SEC”) reporting fintech company that provides online $5,000 and $10,000 unsecured consumer loans under the brand name, “Mr. Amazing Loans”, via its website and online application portal at www.mramazingloans.com. Mr. Amazing Loans is a direct lender with state licenses and/or certificates of authority in 20 U.S. states, with all loans originated, processed and serviced out of our centralized Las Vegas, NV head office.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Mr. Amazing Loans’ filings with the SEC. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Mr. Amazing Loans’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Mr. Amazing Loans’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Mr. Amazing Loans assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of Mr. Amazing Loans’ website referenced herein are not incorporated into this press release.

Contact:

Paul Mathieson

Mr. Amazing Loans Corporation

Chairman/CEO and Founder

MRAL@mramazingloans.com